As filed with the Securities and Exchange Commission on December 10, 2009
Registration No. 333-160887

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TENNANT COMPANY
(Exact name of Registrant as specified in its charter)

Minnesota	41-0572550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452
Minneapolis, Minnesota 55440
(763) 540-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Heidi M. Wilson
Vice President, General Counsel and Secretary
Tennant Company
701 North Lilac Drive, P.O. Box 1452
Minneapolis, Minnesota 55440
(763) 540-1200
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

With a copy to:
Sonia A. Shewchuk
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Debt Securities, Preferred Stock, Depositary Shares, Common Stock, par value $0.375 per share(5)	$175,000,000	(6)	$175,000,000	$9,765

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)

Includes (i) such indeterminate principal amount of Debt Securities as may from time to time be issued at indeterminate prices, (ii) such indeterminate number of shares of Preferred Stock as may be issued from time to time at indeterminate prices plus such indeterminate number of shares of Preferred Stock as may be issued in exchange for, or upon conversion of, Debt Securities or other Preferred Stock registered hereunder, (iii) such indeterminate number of Depositary Shares as may be issued in the event the registrant elects to offer fractional interests in shares of Preferred Stock registered hereunder, and (iv) such indeterminate number of shares of Common Stock as may be issued from time to time at indeterminate prices plus such indeterminate number of shares of Common Stock as may be issued in exchange for, or upon conversion of, Debt Securities or Preferred Stock registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. In no event will the aggregate initial offering price of the securities issued under this registration statement exceed the amount registered above. No separate consideration will be received for Debt Securities, Preferred Stock, Depositary Shares or Common Stock that are issued upon conversion or exchange of Debt Securities, Preferred Stock or Depositary Shares.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	Associated with the Common Stock are preferred share purchase rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.
(6)

Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities registered hereunder.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

          This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-160887) of Tennant Company (the “Registration Statement”) is being filed solely to amend Item 16 of Part II of the Registration Statement. Since this Amendment No. 2 does not amend any other sections of the Registration Statement, including the prospectus, a copy of the prospectus is not included herein.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

1(a)	Form of Underwriting Agreement for Debt Securities.*

1(b)	Form of Underwriting Agreement for Preferred Stock.*

1(c)	Form of Underwriting Agreement for Common Stock.*

4(a)	Restated Articles of Incorporation of Tennant Company, as amended (incorporated by reference to Exhibit 3i to Tennant Company’s Report on Form 10-Q for the quarterly period ended June 30, 2006).

4(b)

Certificate of Designation for Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to Tennant Company’s Annual Report on Form 10-K for the year ended December 31, 2006).

4(c)	Amended and Restated By-Laws.**

4(d)	Rights Agreement, dated as of November 10, 2006, between Tennant Company and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to Form 8-A dated November 14, 2006).

4(e)	Form of Indenture.**

4(f)	Form of Note.**

4(g)	Form of Certificate of Designation of Preferred Stock.*

4(h)	Form of Preferred Stock Certificate.*

4(i)	Form of Deposit Agreement, including form of Depositary Receipt.*

4(j)	Form of Common Stock Certificate.**

5(a)	Opinion of Faegre & Benson LLP.

12(a)	Computation of ratio of earnings to fixed charges. **

23(a)	Consent of Faegre & Benson LLP (included as part of Exhibit 5(a)).

23(b)	Consent of Independent Registered Public Accounting Firm.

24(a)	Powers of Attorney.**

25	Statement of Eligibility of Trustee.***

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.
**	Previously filed.
***	To be filed on Form T-1 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

II-1

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 10, 2009.

TENNANT COMPANY

By:	/s/ H. Chris Killingstad
H. Chris Killingstad
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to Registration Statement has been signed on December 10, 2009 by the following persons in the capacities with Tennant Company indicated:

/s/ H. Chris Killingstad	President and Chief Executive Officer (Principal Executive Officer)
H. Chris Killingstad

/s/ Thomas Paulson	Chief Financial Officer (Principal Financial and Accounting Officer)
Thomas Paulson

William F. Austen	)
Jeffrey A. Balagna	)
Carol S. Eicher	)
James T. Hale	)
H. Chris Killingstad	)
David Mathieson	)
Stephen G. Shank	)
Steven A. Sonnenberg

Heidi M. Wilson, by signing her name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ Heidi M. Wilson
Heidi M. Wilson, Attorney-in-Fact

EXHIBIT INDEX

Number	Description	Form of Filing

1(a)	Form of Underwriting Agreement for Debt Securities.*
1(b)	Form of Underwriting Agreement for Preferred Stock.*
1(c)	Form of Underwriting Agreement for Common Stock.*
4(a)	Restated Articles of Incorporation of Tennant Company, as amended (incorporated by reference to Exhibit 3i to Tennant Company’s Report on Form 10-Q for the quarterly period ended June 30, 2006).
4(b)

Certificate of Designation for Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to Tennant Company’s Annual Report on Form 10-K for the year ended December 31, 2006).

4(c)	Amended and Restated By-Laws.**

4(d)	Rights Agreement, dated as of November 10, 2006, between Tennant Company and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to Form 8-A dated November 14, 2006).
4(e)	Form of Indenture.**

4(f)	Form of Note.**

4(g)	Form of Certificate of Designation of Preferred Stock.*
4(h)	Form of Preferred Stock Certificate.*
4(i)	Form of Deposit Agreement, including form of Depositary Receipt.*
4(j)	Form of Common Stock Certificate.**

5(a)	Opinion of Faegre & Benson LLP.	Electronic Transmission
12(a)	Computation of ratio of earnings to fixed charges. **

23(a)	Consent of Faegre & Benson LLP (included as part of Exhibit 5(a)).
23(b)	Consent of Independent Registered Public Accounting Firm.	Electronic Transmission
24(a)	Powers of Attorney.**

25	Statement of Eligibility of Trustee.***

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.
**	Previously filed.
***	To be filed on Form T-1 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.